Exhibit 10.24
CREDIT ACCEPTANCE CORPORATION
RESTRICTED STOCK UNIT AWARD AGREEMENT
Credit Acceptance Corporation (the “Company”) hereby grants you, (the “Participant”), a Restricted Stock Unit Award (the “Award”) under the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan, as amended (the “Plan”). The terms and conditions of the Award are set forth in this agreement and in Appendix A (collectively, the “Agreement”).
GRANT DATE: December 3, 2024
NUMBER OF RESTRICTED STOCK UNITS: [•] Restricted Stock Units, comprised of
                            [•] Base Restricted Stock Units, and
                            [•] Retirement Restricted Stock Units
VESTING SCHEDULE: As described in Appendix A.
IMPORTANT:
Your signature below indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in Appendix A and in the Plan. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE THE FOLLOWING:
1.THAT YOU HAVE RECEIVED A COPY OF THE PLAN AND THAT YOU HAVE READ THE PLAN, THIS AGREEMENT, AND APPENDIX A, WHICH CONTAINS SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.
2.THAT IF THERE IS ANY INCONSISTENCY BETWEEN THE TERMS OF THE PLAN AND THE TERMS OF THIS AWARD AGREEMENT AND APPENDIX A, THE PLAN’S TERMS SHALL SUPERSEDE AND REPLACE THE CONFLICTING TERMS OF THIS AWARD AGREEMENT AND APPENDIX A.
3.THAT THE PLAN IS SUBJECT TO AMENDMENT AND THIS GRANT WILL BE SUBJECT TO THE TERMS OF ANY FUTURE AMENDMENT TO THE PLAN, PROVIDED THAT SUCH AMENDMENT SHALL NOT ADVERSELY AFFECT YOUR RIGHTS THAT HAVE VESTED UNDER THIS AGREEMENT PRIOR TO THE EFFECTIVE DATE OF THE AMENDMENT.

CREDIT ACCEPTANCE CORPORATION		[•]
(Participant’s name)

By
	Jay D. Martin	(Participant’s signature)
Its:	Chief Financial Officer

Date		Date:

APPENDIX A—TERMS AND CONDITIONS
THE AGREEMENT, including Appendix A, effective as of the Grant Date above, represents the grant of Restricted Stock Units by the Company to the Participant named above, pursuant to the provisions of the Plan and this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
1.Value of Restricted Stock Units. Each Restricted Stock Unit shall represent and have a value equal to one share of Common Stock, par value $0.01, of the Company, subject to adjustment as provided in Section 6.01 of the Plan.
2.Vesting Schedule Applicable to Restricted Stock Units. Except as provided in Section 3, the Restricted Stock Units (both Base Restricted Stock Units and Retirement Restricted Stock Units) will become vested in accordance with the following schedule:
provided that the Participant is providing services to the Company through each such date (each, a “Vesting Date”), except as expressly provided by Section 3 below.
For purposes of this Agreement including Appendix A, the term “Base Restricted Stock Units” shall mean those certain Restricted Stock Units designated as Base Restricted Stock Units in the Agreement and which are subject to the settlement terms set forth in Section 5(a) below, and the term “Retirement Restricted Stock Units” shall mean those certain Restricted Stock Units designated as Retirement Restricted Stock Units in the Agreement and which are subject to the settlement terms set forth in Section 5(b) below.
3.Termination Provisions; Termination Prior to Vesting. Notwithstanding Section 2, if the Participant ceases to be an Employee prior to a Vesting Date for any reason, any unvested Restricted Stock Units shall be forfeited by the Participant; provided, however, that if the Participant’s employment is terminated (i) by the Company without Cause or (ii) by the Participant for Good Reason, in either case, during the twenty-four (24) month period following a Change in Control, then such termination will not result in forfeiture, and the Restricted Stock Units instead shall vest with respect to the amount of Restricted Stock Units that would have vested over the next three (3) Vesting Dates following the Termination Date had the Participant remained employed or, if less, the remaining unvested number of Restricted Stock Units subject to this Award.
4.Dividend Equivalents. While the Restricted Stock Units are outstanding, the Company shall credit to the Participant, on each date that the Company pays a cash dividend to holders of Common Stock generally, an additional number of Restricted Stock Units (“Additional Restricted Stock Units”) equal to the total number of whole Restricted Stock Units and Additional Restricted Stock Units previously credited to the Participant under this Agreement multiplied by the dollar amount of the cash dividend paid per share of Common Stock by the Company on such date, divided by the closing price of a share of Common Stock on such date. Any fractional Restricted Stock Unit resulting from such calculation shall be included in the

Additional Restricted Stock Units. A report showing the number of Additional Restricted Stock Units so credited shall be sent to the Participant periodically, as proportionately allocated between Base Restricted Stock Units and Retirement Restricted Stock Units, as determined by the Company. The Additional Restricted Stock Units so credited shall be subject to the same terms and conditions as the Restricted Stock Units granted pursuant to this Agreement and the Additional Restricted Stock Units shall be forfeited in the event that the Restricted Stock Units with respect to which the dividend equivalents were credited are forfeited.
5.Form and Timing of Settlement of the Restricted Stock Units.
(a)Except as set forth in Section 10, payment of vested Restricted Stock Units shall be made in Common Stock and shall be made in accordance with the following schedule (or within fourteen (14) days following) (the “Payment Date”):
(i)Base Restricted Stock Units. The Payment Date with respect to half (50%) of the Base Restricted Stock Units that vest on each Vesting Date as provided in Section 2 shall be the Vesting Date, and the Payment Date for the remaining half (50%) of the then vesting Base Restricted Stock Units shall be the first anniversary of such Vesting Date; and;
(ii)Retirement Restricted Stock Units. The Payment Date with respect to all (100%) of the vested Retirement Restricted Stock Units as of the date the Participant incurs a separation from service (the “Termination Date”) shall be the fifth anniversary of the Termination Date, or, if the Participant has attained the age of 60 or older on the Termination Date, the second anniversary of the Termination Date. Notwithstanding the foregoing, on each Vesting Date with respect to the Retirement Restricted Stock Units, the Company shall withhold such number of vested Restricted Stock Units as is necessary to satisfy the total amount (but no more than the total amount) of employment taxes and income taxes related to the withholding of employment taxes, if any, which the Company determines must be withheld in connection with the vesting of such Restricted Stock Units.
The Participant shall be eligible for payment of vested Restricted Stock Units on the Payment Date provided that, subject to Section 3, the Participant has provided services to the Company through the applicable Vesting Date, regardless of whether the Participant is providing services to the Company through the Payment Date.
(b)Change in Control.
(i)Upon the occurrence of a Change in Control, notwithstanding the provisions of Section 5(a), the Payment Date for all then vested Base Restricted Stock Units and all then vested Retirement Restricted Stock Units shall be the date of (or within fourteen (14) days following the date of) the Change in Control. Payment shall be made in Common Stock or, unless otherwise determined by the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the Change in Control transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time.

(ii)In addition, in the event that the Participant’s employment is terminated by the Company without Cause or by the Participant for Good Reason during the twenty-four month period commencing on the date of the Change in Control, any additional vested Base Restricted Stock Units (inclusive of amounts that vest pursuant to Section 3) shall be paid to the Participant within fourteen (14) days of the Termination Date. Any additional vested Retirement Restricted Stock Units (inclusive of amounts that vest pursuant to Section 3) shall remain subject to the payment terms provided by Section 5(a)(ii).
(c)Death. Notwithstanding the foregoing, upon the death of the Participant, payment with respect to all then vested Base Restricted Stock Units and all then vested Retirement Restricted Stock Units shall be made in Common Stock within thirty (30) days of the date of death; provided, however, that the payment shall be deemed to have been made on the Payment Date so long as the settlement occurs no later than December 31 of the year following the year in which the date of death occurs.
For purposes of this Section 5, the number of vested Restricted Stock Units paid will be rounded up, if necessary, to the next higher whole number of shares, provided that the total number of Restricted Stock Units paid hereunder shall in no event exceed the number of Restricted Stock Units that become vested pursuant to this Agreement.
6.Tax Withholding. Notwithstanding any contrary provision of this Award Agreement, Restricted Stock Units may not be paid pursuant to Section 5 unless and until satisfactory arrangements (as determined by the Committee) are made by the Participant with respect to the payment of income and employment taxes, if any, which the Company determines must be withheld with respect to payment of the Restricted Stock Units. The Participant may satisfy tax withholding obligations, if any, in whole or in part, pursuant to such procedures as the Committee may specify from time to time, by (a) electing to have the Company withhold otherwise vested Restricted Stock Units, (b) delivering to the Company already vested and owned shares of Common Stock having a fair market value equal to the minimum amount required to be withheld, or such other rate that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity, (c) delivering to the Company cash or check, or (d) to the extent permitted by the Company and applicable law, electing to have the Company reduce future compensation payable in the same taxable year as the tax obligations become due. If the Participant does not deposit with the Company (on or before the date taxes are to be remitted by the Company) the full required amount then due for taxes, if any, the Company may sell (in a market transaction or in a non-market transaction at the market price) or withhold sufficient vested shares held for the Participant.
7.Rights as Shareholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Restricted Stock Units granted hereunder unless and until the Restricted Stock Units are settled and the underlying shares of Common Stock are issued and recorded on the records of the Company or its transfer agents or registrars.
8.Nontransferability. Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

9.Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.
10.Specific Restrictions upon Shares. The Participant hereby agrees with the Company as follows:
(a)The Participant shall acquire the shares of Common Stock issuable with respect to the Restricted Stock Units granted hereunder for investment purposes only not with a view of resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”) and shall not dispose of any such shares in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or “Blue Sky” laws.
(b)If any shares acquired with respect to the Restricted Stock Units shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such shares shall be made by the Participant under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the 1933 Act.
11.Miscellaneous.
(a)Adjustments to Shares. In the event of any merger, reorganization, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Stock, the Committee or Board of Directors of the Company will make such substitution or adjustments in the aggregate number and kind of shares of Common Stock subject to this Restricted Stock Unit Award to prevent dilution of rights.
(b)Notices. Any written notice required or permitted under this Agreement shall be deemed given (i) when delivered personally, as appropriate either to the Participant or to the Human Resources Department of the Company, (ii) when deposited in a United States Post Office as registered mail, postage prepaid, addressed as appropriate either to the Participant at his or her address as he or she may designate in writing to the Company, or to the Attention: Human Resources Department, Credit Acceptance Corporation, at its headquarters office or such other address as the Company may designate in writing to the Participant, or (iii) if delivered by electronic email transmission (addressed to the Participant at his email address on file with the Company or, if to the Company, to MyCompensation@creditacceptance.com), effective on the day that such email was sent, provided that a receipt of such email is requested and thereafter confirmed.
(c)Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
(d)Effect of Demotion Prior to Change in Control. Unless and to the extent otherwise determined by the Committee in its discretion, any voluntary or involuntary demotion of the Participant prior to the date of a Change in Control shall result in the forfeiture of any remaining unvested Base Restricted Stock Units and unvested Retirement Restricted Stock Units hereunder and the termination of this Agreement; provided that any vested Base Restricted Stock Units and vested Retirement Restricted Stock Units shall remain subject to the payment provisions of Section 5 and such other provisions as are necessary for the proper administration of such vested awards. This provision shall have no effect on and after the date of a Change in Control.
(e)No Effect on Employment. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate. The terms of the Participant’s employment will be determined from time to time by the Company or the Affiliate employing the Participant (as the case may be), and the Company or the Affiliate will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Participant, or to terminate the employment of the Participant, at any time for any reason whatsoever, with or without cause. If the Participant has a written employment agreement with the Company or any Affiliate which contains different or additional provisions relating to Plan awards, or otherwise conflicts with the terms of this Agreement, the provisions of the employment agreement will govern.
(f)Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed according to the laws of the State of Michigan.
(g)Provision of Plan. The Restricted Stock Units provided for herein and granted pursuant to the Plan, and said Restricted Stock Units and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement, solely by reference or expressly cited herein. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement.
(h)Section 16 Compliance. If the Participant is subject to Section 16 of the Exchange Act, except in the case of death or disability, or unless otherwise exempt, at least six months must elapse from the date of grant of the Restricted Stock Units hereunder to the date of the Participant’s disposition of such Restricted Stock Units.
(i)Clawback Policy. Awards are subject to the Company’s policies on recoupment of gains realized from any Awards as may be in effect from time to time. The Award will be subject to recoupment in accordance with the terms of the Credit Acceptance Corporation Clawback Policy and any other clawback policy that the Company may or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or other applicable law.
(j)Code Section 409A. The Restricted Stock Units are intended to comply with Section 409A of the Code and shall be interpreted in accordance with Section 409A of the Code and Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the awards are granted. Notwithstanding any provision of the Plan or the Agreement to the contrary, in the event that the Committee determines that any award may or does not comply with Section 409A of the Code, the Company may adopt such amendments to the award (without the Participant’s consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the award from the application of Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to award, or (ii) comply with the requirements of Section 409A of the Code.